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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                      EQUITY RESIDENTIAL PROPERTIES TRUST
             (Exact Name of Registrant as Specified in its Charter)


               Maryland                                       13-3877868
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                          Identification No.)


  Two North Riverside Plaza, Suite 400
             Chicago, Illinois                                     60606
 (Address of principal executive offices)                       (Zip Code)



         Securities to be registered pursuant to Section 12(b) of the Act:


           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
           -------------------               ------------------------------

     Series H Cumulative Convertible             New York Stock Exchange
     Preferred Shares of Beneficial
                Interest

     Series J Cumulative Convertible             New York Stock Exchange
     Preferred Shares of Beneficial
                Interest

     Series L Cumulative Redeemable              New York Stock Exchange
     Preferred Shares of Beneficial
                Interest


         Securities to be registered pursuant to Section 12(g) of the Act:

                                        None

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Item 1.   Description of Registrant's Securities to be Registered.

          The Description of the Series H Cumulative Convertible Preferred Shares of Beneficial Interest ("Series H Preferred"), to be registered hereunder, set forth under the caption "Description of Series A Preferred Stock" in the final prospectus of Merry Land & Investment Company, Inc. ("Merry Land") (filed as part of Registration Statement No. 33-62876) pursuant to Rule 424(b) on May 17, 1993 is incorporated herein by reference and is deemed to be attached as Exhibit 99.1 hereto. The Series H Preferred is being issued in connection with the merger of the Registrant and Merry Land.

          The Description of the Series J Cumulative Convertible Preferred Shares of Beneficial Interest ("Series J Preferred"), to be registered hereunder, set forth under the caption "Description of Series C Preferred Stock" in the final prospectus of Merry Land (filed as part of Registration Statement No. 33-57453) pursuant to Rule 424(b) on March 8, 1995 is incorporated herein by reference and is deemed to be attached as Exhibit 99.2 hereto. The Series J Preferred is being issued in connection with the merger of the Registrant and Merry Land.

          The Description of the Series L Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series L Preferred"), to be registered hereunder, set forth under the caption "Description of Series E Preferred Stock" in the final prospectus of Merry Land (filed as part of Registration Statement No. 33-65067) pursuant to Rule 424(b) on February 6, 1998 is incorporated herein by reference and is deemed to be attached as Exhibit 99.3 hereto. The Series L Preferred is being issued in connection with the merger of the Registrant and Merry Land.

Item 2.   Exhibits.

Exhibit
Number    Description of Exhibit
-------   ----------------------
   1.1 Form S-4 Registration Statement of the Registrant, declared effective on September 9, 1998 by the Securities and Exchange Commission, File No. 333-61449, is incorporated herein by reference.

   4.1 Second Amended and Restated Declaration of Trust of Equity Residential Properties Trust (filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated May 30, 1997, filed with the Securities and Exchange Commission on June 5, 1997, and is incorporated herein by reference).

   4.2 Second Amended and Restated Bylaws of Equity Residential Properties Trust (filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated May 30, 1997, filed with the Securities and Exchange Commission on June 5, 1997, and is incorporated herein by reference).

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   4.3    Form of Articles Supplementary to the Second Amended and Restated
          Declaration of Trust of Equity Residential Properties Trust.

   5.1 Form of Specimen Series H Cumulative Convertible Preferred Share Certificate.

   5.2 Form of Specimen Series J Cumulative Convertible Preferred Share Certificate.

   5.3 Form of Specimen Series L Cumulative Redeemable Preferred Share Certificate.




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                                      SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 16, 1998

                              EQUITY RESIDENTIAL PROPERTIES TRUST
                                         (Registrant)


                              By:   /s/  David J. Neithercut
                                   -----------------------------------
                                   David J. Neithercut
                                   Executive Vice President and Chief
                                   Financial Officer